Exhibit 4.6

NUSTAR LOGISTICS, L.P.,

Issuer

NUSTAR ENERGY L.P.,

Guarantor

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.,

Affiliate Guarantor

SUNOCO LP,

Ultimate Parent Guarantor

EACH OF THE GUARANTEEING SUBSIDIARIES PARTY HERETO,

Guaranteeing Subsidiaries

and

COMPUTERSHARE TRUST COMPANY, N. A.,

Trustee

ELEVENTH SUPPLEMENTAL INDENTURE

Dated as of May 31, 2024

to

INDENTURE

Dated as of July 15, 2002

5.750% Senior Notes due 2025

6.00% Senior Notes due 2026

5.625% Senior Notes due 2027

6.375% Senior Notes due 2030

This ELEVENTH SUPPLEMENTAL INDENTURE, dated as of May 31, 2024 (this “Supplemental Indenture”), among NuStar Logistics, L.P. (formerly known as Valero Logistics Operations, L.P.), a Delaware limited partnership having its principal office at 19003 IH-10 West, San Antonio, Texas 78257 (the “Partnership”), NuStar Energy L.P. (formerly known as Valero L.P.), a Delaware limited partnership (the “Guarantor”), NuStar Pipeline Operating Partnership L.P. (formerly known as Kaneb Pipe Line Operating Partnership, L.P.), a Delaware limited partnership and an Affiliate of the Partnership (the “Affiliate Guarantor”), Sunoco LP, a Delaware limited partnership (“Sunoco” or the “Ultimate Parent Guarantor”), the Guaranteeing Subsidiaries (as defined herein), and Computershare Trust Company, N.A. (as successor-in-interest to Wells Fargo Bank, National Association), as trustee (the “Trustee”). This Supplemental Indenture amends and supplements the Original Indenture (as defined below), as previously amended and supplemented to date. The Original Indenture, as amended and supplemented to date and as further amended and supplemented pursuant to this Supplemental Indenture, is referred to herein as the “Indenture”.

RECITALS OF THE PARTNERSHIP

WHEREAS, the Partnership, the Guarantor and The Bank of New York, a New York banking corporation, as trustee, have heretofore executed and delivered the Indenture, dated as of July 15, 2002 (the “Original Indenture”), providing for the issuance from time to time of one or more series of the Partnership’s Securities (as defined in the Original Indenture), each to be guaranteed by the Guarantor and the terms of which are to be determined as set forth in Section 301 of the Original Indenture.

WHEREAS, the Partnership, the Guarantor, the Affiliate Guarantor and Wells Fargo Bank, National Association, as successor trustee to The Bank of New York, a New York banking corporation, have executed and delivered the Third Supplemental Indenture, dated as of July 1, 2005, amending and supplementing the Original Indenture and providing for an unconditional guarantee by the Affiliate Guarantor of the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Original Indenture and the Securities by the Partnership.

WHEREAS, (i) the “5.75% Senior Notes due 2025” (the “2025 Notes”), (ii) the “6.00% Senior Notes due 2026” (the “2026 Notes”); (iii) the “5.625% Senior Notes due 2027” (the “2027 Notes”); and (iv) the “6.375% Senior Notes due 2030” (the “2030 Notes” and, collectively with the 2025 Notes, the 2026 Notes and the 2027 Notes, the “Notes”) have each been issued under the Indenture, and are outstanding as of the date of this Supplemental Indenture;

WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Partnership, the Guarantor, the Affiliate Guarantor and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of making any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

WHEREAS, the Partnership desires for Sunoco and certain of its subsidiaries (the “Guaranteeing Subsidiaries”) to each become an additional “Guarantor” under the Indenture;

WHEREAS, each of the Partnership, the Guarantor, the Affiliate Guarantor, Sunoco and the Guaranteeing Subsidiaries desires that Sunoco and each of the Guaranteeing Subsidiaries execute and deliver to the Trustee this Supplemental Indenture pursuant to which Sunoco and each of the Guaranteeing Subsidiaries shall guarantee the payment of each series of Notes.

Pursuant to Section 901 of the Original Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, this Supplemental Indenture Witnesseth:

That in consideration of the premises and the issuance of the Notes, the Partnership, the Guarantor, the Affiliate Guarantor, Sunoco, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE

Section 1.1 Definitions.

Section 101 of the Original Indenture is amended by inserting in its appropriate alphabetical position, the following definition:

“Additional Guarantor” shall mean each of Sunoco and the Guaranteeing Subsidiaries.

“Guaranteeing Subsidiaries” shall mean Aloha Petroleum LLC, a Delaware limited liability company, Aloha Petroleum, Ltd., a Hawaii corporation, Sunmarks, LLC, a Delaware limited liability company, Sunoco, LLC, a Delaware limited liability company, Sunoco Midstream LLC, a Delaware limited liability company, Sunoco Finance Corp., a Delaware corporation, Sunoco NLR LLC, a Delaware limited liability company, Sunoco Refined Products LLC, a Delaware limited liability company, and Sunoco Retail LLC, a Pennsylvania limited liability company, NuStar Permian Transportation and Storage, LLC, a Delaware limited liability company, NuStar Pipeline Partners L.P., a Delaware limited partnership, NuStar Permian Crude Logistics, LLC, a Delaware limited liability company, and NuStar Permian Holdings, LLC, a Delaware limited liability company.

“Sunoco” shall mean Sunoco LP, a Delaware limited partnership.

ARTICLE II

THE GUARANTEES

Section 2.1 From the date hereof, by executing this Supplemental Indenture, each of the Additional Guarantors shall become subject to the provisions of the Indenture as an additional “Guarantor” thereunder and hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1 Execution as Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

Section 3.2 Responsibility for Recitals, Etc. The statements herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Partnership of the Notes or of the proceeds thereof. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.3 Provisions Binding on Partnership’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by each of the Partnership, the Guarantor, the Affiliate Guarantor, Sunoco and each of the Guaranteeing Subsidiaries shall bind its respective successors and assigns regardless of whether so expressed.

Section 3.4 Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.5 Execution and Counterparts. This Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or other document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”). The use of electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 3.6 Capitalized Terms. Capitalized terms not otherwise defined in this Supplemental Indenture shall have the respective meanings assigned to them in the Original Indenture.

Section 3.7 Waiver of Jury Trial. THE PARTNERSHIP, THE GUARANTOR, THE AFFILIATE GUARANTOR, SUNOCO AND EACH OF THE GUARANTEEING SUBSIDIARIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE GUARANTEES THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.8 U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they shall provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 3.9 Limitations on Losses or Damages. The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 3.10 Force Majeure. The Trustee will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under the Indenture or the Notes arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware, (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of securities clearing system; , it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the U.S. banking industry to resume performance as soon as practicable under the circumstances.

(The remainder of this page is intentionally blank.)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

Sunoco:

SUNOCO LP

By:	Sunoco GP LLC, its general partner

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

Eleventh Supplemental Indenture – Signature Page

Guaranteeing Subsidiaries:

ALOHA PETROLEUM LLC

By:	/s/ Brian A. Hand
Name:	Brian A. Hand
Title:	President

ALOHA PETROLEUM, LTD.

By:	the Board of Directors

/s/ Robert S. Hood
Robert S. Hood

/s/ Brian A. Hand
Brian A. Hand

/s/ Edward S. Pak
Edward S. Pak

SUNMARKS, LLC

By:	Sunoco Retail LLC, its sole member

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

SUNOCO, LLC

By: Sunoco LP, its sole member
By: Sunoco GP LLC, its general partner

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

SUNOCO FINANCE CORP.

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

Eleventh Supplemental Indenture – Signature Page

SUNOCO NLR LLC
SUNOCO MIDSTREAM LLC

By:	Sunoco Refined Products LLC, its sole member

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

SUNOCO REFINED PRODUCTS LLC
SUNOCO RETAIL LLC

By:	Sunoco, LLC, its sole member

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

NUSTAR PERMIAN TRANSPORTATION AND STORAGE, LLC

By:	NuStar Permian Holdings, LLC, its sole member
By:	NuStar Logistics, L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

NUSTAR PIPELINE PARTNERS L.P.

By:	NuStar Pipeline Company, LLC, its general partner
By:	LegacyStar Services, LLC, its sole member
By:	NuStar Logistics, L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

Eleventh Supplemental Indenture – Signature Page

NUSTAR PERMIAN CRUDE LOGISTICS, LLC

By:	NuStar Permian Holdings, LLC, its sole member
By:	NuStar Logistics, L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

NUSTAR PERMIAN HOLDINGS, LLC

By:	NuStar Logistics, L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

Eleventh Supplemental Indenture – Signature Page

Partnership:

NUSTAR LOGISTICS, L.P.

By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

Eleventh Supplemental Indenture – Signature Page

Guarantor:

NUSTAR ENERGY L.P.

By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

Eleventh Supplemental Indenture – Signature Page

Affiliate Guarantor:

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.

By:	NuStar Pipeline Company, LLC, its general partner
By:	LegacyStar Services, LLC, its sole member
By:	NuStar Logistics, L.P., its sole member
By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

Eleventh Supplemental Indenture – Signature Page

COMPUTERSHARE TRUST COMPANY, N.A., as trustee

By:	/s/ Nancy Chouanard
Name:	Nancy Chouanard
Title:	Vice President

Eleventh Supplemental Indenture – Signature Page